                              Rite Aid Corporation

                           Offer for All Outstanding

                      12.50% Senior Secured Notes Due 2006

                                In Exchange For

                      12.50% Senior Secured Notes Due 2006

                        Which Have Been Registered Under

                     The Securities Act of 1933, as Amended


                                                              August [  ], 2001

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

   Rite Aid Corporation (the "Company") is offering, upon and subject to the
terms and conditions set forth in the prospectus dated [         ] (the
"Prospectus"), and the enclosed letter of transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") an aggregate principal amount of up to $152,025,000 of its 12.50% Senior Secured Notes due 2006 which have been registered under the Securities Act of 1933, as amended, for a like principal amount at maturity of its issued and outstanding 12.50% Senior Secured Notes due 2006 (the "Old Notes").

   We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

     1.   Prospectus dated [         ];

     2. The Letter of Transmittal for your use and for the information of your clients;

     3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent referred to below prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

     4. A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

     5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W9; and

     6. Return envelopes addressed to State Street Bank & Trust Company, the Exchange Agent for the Exchange Offer.

   Your prompt action is requested. The Exchange Offer will expire at 5:00
p.m., New York City time, on [         ], unless extended by the Company (the
"Expiration Date"). Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

   To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Notes, or a timely Book-Entry confirmation of such Old Notes into the Exchange Agent's account at The Depository Trust Company, should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

   If a registered holder of Old Notes desires to tender, but such Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer--Guaranteed Delivery Procedures."

   The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer, except as set forth in Instruction 6 of the Letter of Transmittal.

   Any requests for additional copies of the enclosed materials, should be directed to State Street Bank & Trust Company, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal.


                                        Very truly yours,



                                        RITE AID CORPORATION


   NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

   Enclosures



                                       2